UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2005

CHASE BANK USA, NATIONAL ASSOCIATION

(Formerly CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION)

(Depositor into the Issuer described herein)

CHASE CREDIT CARD MASTER TRUST

(Issuer)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-118423	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Chase Bank USA, National Association White Clay Center Building 200 Route 273 Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 575-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

The credit card industry experienced an accelerated level of bankruptcy filings related to new bankruptcy legislation, which generally became effective on October 17, 2005. The unprecedented number of bankruptcy filings, particularly in the week immediately preceding the effective date of the new legislation, led to a backlog in the processing of such bankruptcy filings and, accordingly, credit card net charge-offs are currently expected to be higher than previously anticipated. It is currently estimated that total managed credit card net charge-offs for JPMorgan Chase in the fourth quarter of 2005 will be approximately $2.3 billion, up from $1.6 billion in the prior quarter. The increase in credit losses will negatively affect the net charge-off percentage and excess spread percentage of the Chase Credit Card Master Trust (the “Trust”) for the November and December reporting periods. Based on currently available information, management does not expect that the increased bankruptcy losses will affect the payment of principal or interest by the Trust on any of its currently outstanding securities.

In addition, new minimum payment rules are anticipated to be fully implemented by the end of the first quarter of 2006, resulting in higher required payments from some cardholders. It is anticipated that this may increase delinquency and net loss percentages and lower revenues in 2006 for the Trust. The magnitude of the impact of the new minimum payment rules is currently being assessed.

* * * * *

Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on the current expectations of Chase Bank USA, National Association and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. In particular, forward-looking statements contained herein are based on certain estimates of yield, charge-offs (including bankruptcy charge-offs), interest rates, payment rates and other matters which cannot be predicted with certainty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION
(formerly known as Chase Manhattan Bank USA, National Association)
as Depositor, Transferor and Servicer of the Chase Credit Card Master Trust

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

Date: November 8, 2005